Cooperation Agreement

This Cooperation Agreement (“Agreement”) is enter into by and among the following parties on this 29th day of May, 2008:

(1)
China Youth Net Technology (Beijing) Co., Ltd., a limited liability company duly established and existing under the laws of the People's Republic of China (“PRC” or “China”) with its domicile at 16th and 17th Floors, Changbao Plaza, 1 An Hua Bei Li, Guangqumennei Street, Chongwen District, Beijing, China (hereinafter, “CYN”);

(2)
China Youth Interactive Cultural Media (Beijing) Co., Ltd., a limited liability company duly established and existing under the laws of the PRC with its domicile at 5th Floor, Huaxia Bank Building, 22 Jianguomennei Street, Dongcheng District, Beijing, China (hereinafter, “CYI”);

(3)
China Youth Net Advertising Co. Ltd., a limited liability company duly established and existing under the laws of the PRC with its domicile at Room 705, 38, Chaowai Street, Chaoyang District, Beijing, China (hereinafter, “CYN Ads”); and

(4)
Youth Media (Hong Kong) Limited, a company duly organized and existing under the laws of Hong Kong, with its registered address at Level 28, Three Pacific Place, 1 Queen's Road East, Hong Kong (“YMHK”).

(Each a “Party”, and two or more collectively the “Parties”)

Whereas,

(A)
CYN is a business entity controlled by China Youth League and is entrusted by China Youth League to be responsible for, operate and hold investments in various businesses with respect to computer networks under China Youth League.  Related to that, the Movie and Television Network Center of China Youth League(the “Center”), which is a related entity of CYN and is also controlled by China Youth League, has been approved by the PRC State Administration of Radio, Film and Television (“SARFT”) and issued an Online Video-Audio License (as defined here below) by the same authority for dissemination of video and audio contents through information network.  CYN is one of the shareholders of CYI, presently owning and holding 51% of the total equity interest of CYI;

(B)
CYI has obtained an exclusive authorization from the Center to set up comprehensive network platform with on-campus students as targeted users and to provide information and related value-added services through such network.  CYN is in total support to CYI in this respect and is willing to provide various resources to CYI;

(C)
CYN Ads, in which CYN also owns and is holding 41% of the total equity interest, has been granted by CYN with certain advertising rights to place advertisements through networks under the auspices of CYN;

(D)	YMHK owns or has access to technologies, media contents and other desired resources that are valuable to the network operated or to be operated by CYI; and

(E)
CYN, CYI and YMHK are willing to cooperate with each other with respect to the aforesaid network and any other business opportunities in related areas, and CYN Ads is in total support of such cooperation;

Now, Therefore, after friendly discussions and based on the principles of equality and mutual benefit, the Parties agree on the following terms and conditions:

1.	Definition and Interpretation

1.1	Definition

Unless otherwise defined or interpreted in the contexts of this Agreement capitalized terms used herein shall have the following meanings:

“Affiliate” means, in terms of any Party, any company, corporation, partnership, joint venture or other entity that directly or indirectly Controls, is Controlled by or is under common Control with that Party.

“Control”, “Controls”, “Controlled” (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise.  For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person.

“Effective Date” means the execution date of this Agreement.

"Intellectual Property Rights” means patents, trade marks, service marks, trade names, design rights (whether registrable or not), any applications for the foregoing, copyright and other assignable intellectual property rights (whether registrable or not) in any country, including but not limited to the format, layout, and the look and feel of any of the Content.

“Campus Network” means video and audio distribution network based on, including but not limited to, the China Education and Research Network (“CERN”), the broadband network infrastructure built in schools, universities and other education institutions.  After the Mobile Campus Network (as defined below in Clause 2.1.2) is launched, any reference of “Campus Network” under this Agreement shall also include the reference of the Mobile Campus Network as well, to the extent possible.

“Person” means any natural person, corporation, company, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any governmental authority.

“Territory” means the People's Republic of China (which, for the purpose of this Agreement, shall not include Hong Kong, Macau and Taiwan).

1.2	Interpretation

References to an “Exhibit” or a “Schedule” are, unless otherwise specified, to an exhibit or a schedule attached to this Agreement and references to an “Article” or a “Clause” are, unless otherwise specified, to one of the articles or clauses of this Agreement.

References to any word in the singular form, if applicable, include the references to such a word in the plural form, and vice versa.

Words importing any particular gender shall include all other genders.

The headings in this Agreement are for purposes of easy reference only and shall not be considered in construing this Agreement.

2.	Cooperation and Grant of Rights

2.1	The Campus Network

2.1.1
CYN and CYI on the one side and YMHK on the other side agree to cooperate with each other to develop, build and operate a fully managed Campus Network under the auspices of CYN.  The Center is holding the Information Network Video-Audio Content Dissemination License issued by SARFT with the series no.  0105108 (the “Online Video-Audio License”) and CYI is holding the Telecommunication and Information Service Business License issued by the Telecommunication Administrative Bureau of Beijing, China with the series no.  070249 (the “ICP License”), both of which licenses are required for the setup, development and operation of the Campus Network.  The Center has granted an exclusive authorization to CYI (“the Center's Authorization”) to entrust CYI to setup, develop and operate the Campus Network.

2.1.2
At the initial stage, the Campus Network is a network that is only accessible on the campuses of universities and colleges in the Territory.  CYN will, by itself or through CYI or any other Affiliate, launch a network (“Mobile Campus Network”) for distribution of student-targeted video-audio contents via mobile network as soon as practicable after the signing of this Agreement, and upon the launch of such Mobile Campus Network, CYN, CYI, and YMHK will expand their cooperation under this Agreement to such Mobile Campus Network.  It is the intention of CYN, CYI and YMHK that later on, upon their mutual agreement, they may expand the Campus Network in manner permitted and appropriate in law so that it is accessible by the public via Internet.

2.1.3
The Campus Network will be deployed across a centrally controlled and protected system and will make use both of proprietary software systems and technologies controlled by YMHK and its Affiliates and software systems and technologies controlled by others (the “Technology”).  YMHK will license to CYI and will cause its relevant Affiliates to license to CYI for use by the Campus Network in the Territory any Technology YMHK or its relevant Affiliate might control and has the right to license.  Further, as soon as practicable after the Effective Date, YMHK is to establish a wholly-foreign-owned company 100% invested by and owned by YMHK in Beijing, China (“YMHK WFOE”) to provide to CYI with relevant business, commercial, operational and technical supports, assistances and services with respect to the setup, operation, maintenance and expansion of the Campus Network according to separate agreement to be entered into by CYI and YMHK WFOE (the “Commercial and Technical Services Agreement”).

It is the Parties' agreement that the board of directors of YMHK WFOE shall be composed of five (5) directors, of which three (3) shall be nominated by YMHK (and one of them shall be the chairman and legal representative of YMHK WFOE) and the other two (2) nominated by CYN and CYI.  Further, the articles of association of YMHK WFOE shall contain appropriate provisions that certain significant business matters of YMHK WFOE shall require unanimous approval of all five directors or with substantially the same effect.

2.1.4
The Campus Network will deliver a range of content (the “Content”) from premium international and domestic entertainment providers that is to be sourced by YMHK and/or its Affiliates or by CYI, CYN or their Affiliates independently or with the help of YMHK and/or its Affiliates, and it is also anticipated by the Parties that to the extent permitted by applicable law and beneficial to the Campus Network and the cooperation contemplated in this Agreements, the Campus Network may also deliver Content by the end users of the Campus Network, provided that the Content to be delivered via the Campus Network shall be subject to review and approval by the Center and relevant authorities of China that are required by applicable laws, rules and media control policies of China or are otherwise reasonably believed as necessary or beneficial to the smooth operation of the Campus Network.  All Intellectual Property Rights and other proprietary rights in any translated, amended, revised or updated Content independent created by YMHK or any of its Affiliates shall automatically vest in YMHK or its relevant Affiliate.

2.1.5
It is the intention of the Parties that at the initial stage of the Cooperation, the Content of the Campus Network (excluding Mobile Campus Network) shall be advertiser supported and provided free to end users, while the Parties may explore and discuss in the future to introduce a business model of the Campus Network under which the end users shall pay fees to view or download the Content from the Campus Network or access to other services provided by the Campus Network.  The Technology will permit the Campus Network to process the Content enabling the Content to be served with advertisements.  CYN, CYI and YMHK contemplate that a business based on the Campus Network will be established whereby advertisers will be procured who will pay advertising fees to have their advertisements placed in or around the Content on the Campus Network.  Whereever possible, advertising on all Content delivered through the Campus Network will be tracked.

2.2	Cooperation

2.2.1	In addition to other responsibilities provided in this Agreement, CYN and CYI will and will cause all their Affiliates to:

(a)
provide all reasonable assistance to assure the legal and smooth operation of the Campus Network, especially that the Center shall provide all reasonable assistance to ensure the legal distribution of video-audio contents which can be accessed via the Campus Network;

(b) make all efforts to expand the user base of the Campus Network by entering into cooperation agreements with universities and colleges for setting up servers in such universities or colleges;

(c)
marketing the Campus Network on all current internet sites owned or controlled by CYN or its Affiliates and provide linked banners and/or menu access of the Campus Network from the home page for internet sites owned or controlled by CYN or its Affiliates;

(d)
make the Campus Network available via CERN, and after the launch of the Mobile Campus Network, via China Mobile, every day and week of every year, subject, however, to system-wide downtime, and provide the Campus Network with access to and use of data centers, bandwidth rates, service code, and channel owned or controlled by CYI;

(e) fully assist YMHK and YMHK Affiliates in protecting its Intellectual Property Rights and other rights to the full extent permitted in law;

(f)
be responsible and ensure that all information (including, but not limited to, the Content) to be disseminated through the Campus Network shall be in compliant with all applicable legal requirements; and

(g) source or create Content for the Campus Network.

2.2.2	In addition to other responsibilities provided in this Agreement, YMHK will and/or cause its relevant Affiliates to, to the extent permitted by applicable laws:

(a)
license to CYI for use by the Campus Network in China any Technology they currently control and have the right to license, according to this Agreement and any other relevant agreement(s) relating to the cooperation contemplated in this Agreement;

(b) advise on the concept and design of the Campus Network;

(c)
through YMHK WFOE, provide to CYI with relevant business, commercial, operational and technical supports, assistances and services with respect to the setup, operation, maintenance and expansion of the Campus Network, according to the Commercial and Technical Services Agreement; and

(d) source or cause the sourcing of international Content for the Campus Network.

2.3	Granting of Rights to YMHK

In addition to any other right that is granted by CYN and CYI to YMHK under this Agreement, considering the cooperation contemplated in this Agreement and YMHK's support, assistances and services to CYN and CYI for the Campus Network, CYN and CYI hereby agree to exclusively grant YMHK or any third party/parties designated by YMHK with the following rights during the Term of this Agreement and any renewal period of the Term:

(a) exclusive right to advertise on the Campus Network and to source advertising business for this purpose;

(b) exclusive right to sell and operate the commercial campus marketing events;

(c)
right to provide foreign commercial content to the Campus Network (excluding non-profit, educational content exchange and those contents that are not permitted to be disseminated through the Campus Network under applicable Chinese laws); and

(d) enjoy the rights with respect to the setup, operation, maintenance and expansion of the Campus Network according to the Commercial and Technical Services Agreement.

Further, it is agreed by the Parties that in case any third party makes any payment or gives any economic benefit to CYN and/or CYI for the placing of any commercial content made or sourced by that third party on the Campus Network, such payment or economic benefit shall belong to YMHK WFOE, and CYN and/or CYI (as the case may be) shall direct such third party to make such payment or give such economic benefit to YMHK WFOE directly.

2.4	Mobile Campus Network

The cooperation among YMHK, CYN and CYI (or Affiliates of CYN or CYI) on Mobile Campus Network shall be limited to campus related contents, including video-audio contents on the Campus Network and other contents and advertising rights related to such contents.  YMHK, CYN and CYI (or Affiliates of CYN or CYI) may further enter into separate agreement regarding their cooperation on Mobile Campus Network, if needed.

2.5	Confirmation of CYN Ads

CYN Ads hereby expressly agrees to the cooperation and granting of rights to YMHK under this Agreement and surrenders whatever rights it has or may have obtained from CYN, CYI, or any other party regarding the Campus Network, especially those which are or may be in conflict or compete with, or may interfere with the exercise of, the rights granted to YMHK under this Agreement.

3.	Other Aspects of the Cooperation

3.1	Required Licenses and Approvals

CYN and CYI undertake that they will cause and ensure the Center will maintain the validity and effect of the Online Video-Audio License, and continuously authorize and cooperate with CYI on an exclusive basis for the operation of Campus Network which allows dissemination of video-audio contents via the Campus Network during the Term of this Agreement and any renewal period of the Term.

CYI undertakes that it will maintain the validity and effect of the ICP License as well as any other license, permit and consent required for its setup, operation, maintenance and expansion of the Campus Network during the Term of this Agreement and any renewal period of the Term, and CYN undertakes that it will provide to and will cause all its Affiliates to provide to CYI all necessary support and assistance in this regard.

Each of CYN and CYI undertakes that it will cause and ensure that the Center successfully obtains approval for expansion of the scope of its Online Video-Audio License to cover video-audio distribution rights via the Mobile Campus Network.  CYN and CYI undertake to further expand the scope of CYI's ICP License to allow CYI to provide information services via the Mobile Campus Network.

Each of CYN and CYI undertakes that it will launch the Mobile Campus Network or cause the Mobile Campus Network to be launched as soon as practically possible to start the cooperation with YMHK according to this Agreement.  In case the Mobile Campus Network is operated by any Affiliate of CYN and/or CYI, CYN and/or CYI shall ensure such Affiliate acknowledges, accepts and honors all provisions under this Agreement to the extent it is relevant to the Mobile Campus Network, and upon the request of YMHK, CYN and/or CYI shall procure such Affiliate to enter into agreement with YMHK for this purpose,

CYI undertakes that it will abide by all applicable laws and regulations relevant to the operation of the Campus Network and the cooperation under this Agreement to ensure the legal operation of the Campus Network during the Term of this Agreement and CYN undertakes that it will provide to and will cause all its Affiliates to provide to CYI all necessary support and assistance in this regard.CYN and CYI undertake that, with seven (7) days after the Effective Date, they will procure (a) a written confirmation from the Center on its consent and support of the cooperation contemplated in this Agreement and provide a copy of that to YMHK; and (b) a written confirmation from Wo Er Shi Tong Technology (Beijing) Co., Ltd., which is the other shareholder of CYN Ads, on its consent to the granting to YMHK all rights related to advertising businesses and CYN Ads's waiver of such rights under this Agreement and provide a copy to YMHK.

CYN and CYI further undertake that they will be responsible to apply to and try their best effort to obtain all other required approvals, license, permits and registrations of Chinese governmental or regulatory authorities for the Campus Network and other businesses that are contemplated in this Agreement or to be developed and operated by the cooperation of CYN, CYI and YMHK.

3.2	Expansion of the Coverage of the Campus Network

CYN and CYI undertake that, during the Term and any renewal period of the Term, they will use their best efforts to expand the coverage of the Campus Network in the Territory by entering into necessary or desirable agreements with schools, colleges and universities in the Territory, and that, for such purpose, to the extent necessary, they will cause and ensure any of their Affiliates will provide necessary assistance to such expansion.

3.3	Exclusive Rights Granted to YMHK

CYN, CYI and CY Ads hereby undertake that during the Term of this Agreement and any renewal period of the Term:

(a)
none of them will appoint any other licensee or otherwise delegate any right to any third person (including any CYN Affiliate) which will in any way influence or impact the cooperation contemplated by this Agreement or any right that has been granted to YMHK under this Agreement;

(b)
none of them will undertake or become involved in any business or activity which, in the reasonable opinion of YMHK, competes or may compete with the Campus Network or will in any way influence or impact the cooperation contemplated by this Agreement or any right that has been granted to YMHK under this Agreement;

(c) they will cause and make sure all their Affiliates, directors, officers and employees also to be bound by the same obligations set out in Clauses 3.2(a) and (b) above.

3.4	Equity Transfer of CYI

It is agreed by CYN, CYI and YMHK that a person acceptable to them shall purchase from Guangzhou Zongzhi Digital Science and Technology Co., Ltd., who is the other shareholder of CYI holding 50% of CYI's total equity interest, 49% of CYI's total equity interest and replace Guangzhou Zongzhi Digital Science and Technology Co., Ltd. as a shareholder of CYI.  For such purpose, CYN and CYI agree that they will provide that person will all reasonable assistance in this regard and enter into relevant legal documents required for the completion of such equity interest transfer.

4.	Term and Termination

4.1	Term

This Agreement shall take effect from the Effective Date and continue in full force and effect for twenty (20) years thereafter (the “Term”), unless otherwise terminated in accordance with Clause 4.2.

This Agreement may be renewed for an additional term of ten (10) years by notice in writing given by YMHK to the other Parities at least sixty (60) days prior to the expiry of the Term, and accordingly the Term will be extended by the said ten (10) years.

4.2	Termination

4.2.1	Either CYN and CYI on the one side or YMHK on the other side may terminate this Agreement:

(a) if the Commercial and Technical Services Agreement is terminated according to its terms;

(b) if the other side commits a material breach of this Agreement which is not capable of being remedied;

(c)
if the other side commits a material breach of this Agreement which is capable of being remedied but not remedied within thirty (30) days upon receiving written notice from the non-breaching side requiring remedy; and

(d) if the other side becomes insolvent or bankrupt.

4.2.2
Upon termination of the Agreement, CYN and CYI shall terminate the transmission of the Content with immediate effect, and any and all agreements between two or more of the Parties shall also be terminated immediately.

5.	Further Assurance

CYN, CYI and CYN Ads collectively on the one part and YMHK on the other part agree, at its own expense, to take any further action and to execute any further documents or instruments as the other side may reasonably request to give effect to the transactions contemplated by, and to the terms of, this Agreement and any other agreement referred to in this Agreement.  In particular, and without limiting the foregoing, the Parties agree to amend this Agreement as may be necessary to comply with applicable laws, including without limitation the laws of the PRC.

6.	Representations and Warranties

6.1	Each Party's Representations and Warranties

Each of the Parties represents and warrants to the others that:

(a)
It is duly organized and validly existing under the laws of the jurisdiction where it is incorporated or established and has full legal capacity and power to enter into and perform this Agreement and any other agreement related to the cooperation contemplated by this Agreement to which it is a party;

(b)
its execution, delivery and performance of this Agreement and any other agreement related to the cooperation contemplated by this Agreement to which it is a party have been duly authorized by all necessary corporate action required to be taken by it.  This Agreement has been, and each other agreement related to the cooperation contemplated by this Agreement to which it is a party upon execution and delivery thereof will have been, duly executed and delivered by it, and has constituted or will constitute the legal, valid and binding obligation of it, enforceable against it in accordance with their terms.

(c) its execution, delivery and performance of this Agreement and any other agreement related to the cooperation contemplated by this Agreement to which it is a party does not and will not:

(x) require any authorization, consent, filing, registration or notice of or with any government agency in the PRC; or

(y) result in any violation or breach of any agreement, obligation or order to which it is a party or to which it is subject.

6.2	Further Representations and Warranties of CYN, CYI and CYN Ads

CYN, CYI and CYN Ads hereby further represent and warrant to YMHK that during the Term and any renewal period of the Term:

(a) they are and shall remain entitled to grant to YMHK all rights granted under this Agreement, free of all third-party liens, claims and encumbrances; and

(b)
with respect to the granting of the rights to YMHK under this Agreement, they have acquired all requisite licenses, permissions and clearances from any and all third parties for YMHK to exercise the rights granted herein.

7.	Indemnity

7.1
CYN and CYI jointly and severally on the one part and YMHK on the other part (each a “Indemnifying Party”) shall be responsible and liable to fully indemnify the other side, the other side's Affiliates, and directors, officers and employees of the other side and its Affiliates (collectively, the “Indemnitees” and each an “Indemnitee”) and hold each such Indemnitee harmless from and against any and all costs, expenses, loss, damages, liabilities, claims and proceedings which may be incurred or suffered by or taken against each such Indemnitee in relation to:

(a) the exercise of the rights granted herein to CYN and/or CYI on the one part or YMHK on the other part (as the case may be); and

(b)
any breach by the Indemnifying Party of any provision of this Agreement or any act, default, omission or negligence of any nature on the part of the Indemnifying Party and any of their officers, employees or agents and otherwise howsoever in connection with the rights hereby granted.

8.	Non-disclosure

8.1
The Parties agree that all information, materials or documents that any Party has accessed due to the execution and performance of this Agreement or because of its connection with this Agreement, and which are indicated by the other Party/Parties to be confidential shall be kept secret and shall not be disclosed to any third party without the written consent of the relevant other Party.

8.2
The Parties agree that no Party shall use the documents, materials or information obtained from the other Party/Parties for purposes other than those provided in this Agreement or those necessary or beneficial to the cooperation contemplated in this Agreement, or provide such documents, materials or information to any third party, either directly or indirectly.

8.3
The above Clauses 8.1 and 8.2 are not applicable to a Party's disclosure (a) to its advisors, agents, shareholders, directors or officers, (b) to financial institutions and banks whose consent or financing will be obtained for the transaction contemplated hereby, (c) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case the disclosing Party shall notify the other Parties in writing promptly thereof), and (d) as may be required by government or regulatory authorities or stock exchanges or agencies that have jurisdiction over a Party (or its Affiliate) or the transaction contemplated hereby (in which case the disclosing Party shall notify the other Parties in writing promptly thereof).

9.	Governing Law and Dispute Resolution

9.1	Governing Law

The execution, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong (including its conflict of law rules).

9.2	Dispute Resolution

Any controversies and disputes arising out of or relating to this Agreement, including, without limitation, any question regarding its existence, validity (including the validity or scope of this arbitration provision) or termination (collectively, the “Disputes” and each, a “Dispute”), which cannot be settled amicably by the Parties within a period of sixty (60) days after a Party's written notice to the other Parties on the occurrence of a Dispute, shall be subject to arbitration by Hong Kong International Arbitration Center (the “Arbitration Center”) upon application of any Party.  The Parties hereby agree that any and all such Disputes shall be referred to and finally resolved by arbitration by the Arbitration Center in Hong Kong applying the arbitration rules of the Arbitration Center in force as of the date of the arbitration.  If for any reason any provision of this Agreement is found to be unenforceable, that provision will be enforced to the maximum extent possible to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.  The arbitration tribunal shall consist of three (3) arbitrators to be appointed in accordance with arbitration rules of the Arbitration Center.  The place of arbitration shall be Hong Kong, and the language used in such arbitration, including the language of the decision and the reasons supporting such decision shall be Chinese and English.  The decision of the arbitration tribunal shall be final and binding upon the Parties concerned.  During the process of the arbitration, the Parties shall continue their performance of this Agreement, except for the matter(s) under arbitration.

10.	Other Provisions

10.1	Entire Agreement

This Agreement contains the entire understanding of the Parties with respect to its subject matter and replaces all previous warranties, understandings, contracts, or other written or oral covenants among the Parties.

10.2	Amendments

Any amendments to this Agreement shall be made through written agreements executed by duly authorized representatives of the Parties.

10.3	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

10.4	No Waiver

Unless waived by writing, failure by a Party to enforce any term of this Agreement upon another Party's default under this Agreement shall not be deemed as a waiver of future enforcement of that or any other term in this Agreement.  Failure or delay of a Party to enforce any of its rights under this Agreement shall not be deemed as a waiver of such right.

10.5	Notices

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing in both Chinese and English and shall be deemed to have been duly given and made upon being delivered to the recipient party by recognized courier service, fax transmission (with confirmation of receipt) for those parties having a fax number listed below or by registered or certified mail (postage prepaid, return receipt requested), and addressed to the applicable address set forth below or such other address as may be designated in writing hereafter by the recipient party:

	If to CYN:	16th and 17th Floor, Changbao Plaza, 1 An Hua Bei Li, Guangqumennei Street, Chongwen District, Beijing, China
Attn: Ouyang Xiangqun
Fax no: (86 10) 5133 6877

	If to CYI:	16th and 17th Floor, Changbao Plaza, 1 An Hua Bei Li, Guangqumennei Street, Chongwen District, Beijing, China
Attn: Ouyang Xiangqun
Fax no: (86 10) 5133 6877

	If to CYN Ads:	Room 705, 38, Chaowai Street, Chaoyang District, Beijing, China
Attn: Ouyang Xiangqun
Fax no: (86 10) 5133 6877

	If to YMHK:	4143 Glencoe Avenue, Marina Del Rey, California 90292 U.S.A.
Attn: Jay Rifkin
Fax no: (1 310) 651 9629

10.6	Successors and Assigns

This Agreement shall bind and inure to the benefit of each Party's respective successors and permitted assigns.  Unless otherwise expressly permitted in this Agreement, no Party shall have the right to assign any of its rights hereunder or any interest herein without obtaining the prior written consent of the other Parties, and any purported assignment made without obtaining such written consent shall be null and void, provided, however, that YMHK may transfer its rights and obligations hereunder to its Affiliates without the need for consent from the other Parties.

10.7	Language

This Agreement is made in both Chinese and English, and both language versions are equally valid.  All exhibits and schedules attached hereto, if any, shall constitute an inseparable part of this Agreement and have the same force as the text of this Agreement.

10.8	Counterparts

This Agreement shall be made in four (4) originals for each language version, with each Party holding one of them.

[Signatures on the Following Page]

In Witness Whereof, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

China Youth Net Technology (Beijing) Co., Ltd.

By: /s/
Name:
Title:

China Youth Interactive Cultural Media (Beijing) Co., Ltd.

By: /s/
Name:
Title:

China Youth Net Advertising Co. Ltd.

By: /s/
Name:
Title:

Youth Media (Hong Kong) Limited

By: /s/
Name:
Title: